[Letterhead of Jones, Jensen & Company, LLC]



                       CONSENT LETTER


Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


We hereby consent to the use in this Registration Statement of Strategic Partners, Inc. on the Form SB-2, of our report dated April 25, 2000 of Strategic Partners, Inc. for the year ended December 31, 1999, which is part of this Registration Statement, and to all references to our firm included in this Registration Statement.



      Jones, Jensen & Company
      Salt Lake City, Utah
      November 1, 2000